PROMISSORY NOTE
---------------

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Plexus Corp., the sum of Two Hundred Sixty Thousand ($260,000) Dollars, together with interest thereon at the rate of $250 per month for a maximum of Eight months (unless extended by mutual agreement) on the unpaid balance. Said sum shall be paid in the manner following: In full within five (5) days after the undersigned is advised by Plexus Corp.'s counsel (Joseph D. Kaufman) that the undersigned is not restricted by any law or SEC regulation from selling shares of Plexus Corp. common stock.

All payments shall be first applied to interest and the balance to principal.

This Note may be prepaid, at any time, in whole or in part, without penalty.

This Note shall at the option of the holder hereof be immediately due and payable upon failure to make any payment due hereunder, or for breach of any condition of any security interest, mortgage, pledge agreement or guaranty granted as collateral security for this Note, or breach of any condition of any security agreement or mortgage, if any, having a priority over any security agreement or mortgage on collateral granted, in whole or in part, as collateral security for this Note, or upon the filing by any of the undersigned of an assignment for the benefit of creditors, bankruptcy, or for relief under any provisions of the Bankruptcy Code, or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty days, or if the undersigned is no longer employed by Plexus Corp. Additionally, any amount due holder under said Note may be withheld from any monies due the undersigned from the holder.

In the event this Note shall be in default, and placed with an attorney for collection, then the undersigned agrees to pay all reasonable attorney fees and costs of collection. Payments not made within 5 days of due date shall be subject to a late charge of 10% of said payment. All payments hereunder shall be made to such address as may from time to time be designated by the holder hereof.

The undersigned hereby waives demand, presentment and protest and all notices thereto and further agrees to remain bound, notwithstanding any extension, modification, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this Note, or upon the exchange, substitution, or release of any collateral granted as security for this Note.

The undersigned hereby pledges 4500 shares of Plexus Corp. common stock as security for this Note, and hereby authorizes any officer of Plexus Corp. to secure and sell said shares in the event of default by the undersigned, as outlined in paragraphs 4 and 5 above.

Signed and sealed under penalty of perjury this 13th day of March, 2000.



                                             /s/ Thomas B. Sabol
                                             -----------------------------
                                             Thomas B. Sabol


STATE OF WISCONSIN    )
                      )SS.
COUNTY OF WINNEBAGO   )

     Subscribed and sworn to before me on this 13th day of March, 2000.


                                             Joseph D. Kaufman
                                             ---------------------------------
                                             Notary Public, State of Wisconsin
                                             My commission is permanent